                                                                    Exhibit 99.1


[UNIVERSAL ELECTRONICS LOGO]                                             N E W S



                                        Contacts: Paul Arling (UEI) 714.820.1000
                                        Kirsten Chapman (IR Agency) 415.433.3777


                UNIVERSAL ELECTRONICS REPORTS THIRD QUARTER 2005

                                FINANCIAL RESULTS
           - NET INCOME INCREASED 44% COMPARED TO THIRD QUARTER 2004 -

CYPRESS, CA - November 2, 2005 - Leading wireless technology developer Universal Electronics Inc. (UEI; NASDAQ: UEIC) today announced financial results for the quarter and nine-month period ended September 30, 2005.

THIRD QUARTER 2005 FINANCIAL HIGHLIGHTS

- Net sales for the third quarter of 2005 were $46.2 million, an increase of 15 percent compared to $40.0 million for the same quarter last year.

- Business Category contributed 68 percent of the total revenue and Consumer Category contributed 32 percent, compared to the third quarter 2004 when Business Category contributed 67 percent of total revenue and Consumer Category contributed 33 percent.

- Gross margins were 36.8 percent, compared to 39.4 percent in last year's third quarter, reflecting the shift toward the company's highest volume customers.

- Net income for the 2005 third quarter was $2.8 million, or $0.20 per diluted share, compared to $1.9 million, or $0.14 per diluted share, for the third quarter of 2004.

Net sales for the nine-month period ended September 30, 2005 were $132.0 million, up 24 percent compared to $106.7 million for the first nine months of 2004. Net income for the first nine months of 2005 was $6.2 million, or $0.44 per diluted share. This compares to $5.4 million, or $0.39 per diluted share, for the same period last year.

"Over the past several years, UEI has focused resources on simplifying the increasingly complex home control environment," stated Paul Arling, the company's chairman and chief executive officer. "Over the past three years UEI recorded compound annual sales growth of 20 percent and compound annual earnings growth of approximately 25 percent. Looking ahead, we see even greater opportunity in the markets we serve - retail, core remote control and digital media including automotive, cell phone and home networking control - as they are all demonstrating substantial growth opportunities."

MARKET OPPORTUNITIES EXPANDING

UEI is targeting markets with strong growth opportunities. The Consumer Electronics Association estimates the U.S. consumer electronic (CE) accessories market currently exceeds $2 billion in annual sales and is expected to grow at an estimated 10 percent annually. The company estimates the global CE accessories market to range between $4 and $5 billion. Regarding the digital media control, according to The Diffusion Group, there are approximately 25 million networked homes in the U.S., which is expected to rise to over 47 million by 2010, as consumers are continually searching for better solutions to share digital media. UEI's solutions are meeting these needs, as well as those in the automobile and cellular handheld environments.

Rob Lilleness, UEI's president and chief operating officer, added, "Over the past three years, we have developed an industry leading patent portfolio, technology platform, and array of wireless control solutions. As a result, UEI has attracted subscription broadcasting leaders including Comcast, SKY, and DirecTV who have new digital video recorder set-top box deployments, as well as CE giants such as Pioneer, Panasonic and Denon who have new digital devices like plasma televisions and home theater systems. In addition, with the quarter's launch of NevoSL we have opened a whole new segment to UEI's business in home networking device control and digital media control."

UEI'S RECENT HIGHLIGHTS:

     - Pioneer Corporation and UEI entered into an agreement to extend the current license of proprietary connectivity software for use in several of Pioneer's Pure Vision plasma television products. Announced in mid-July, the extension details that Pioneer will utilize UEI's extensive database of infrared (IR) codes to ensure traditional home devices can be controlled by consumer plasma televisions.

     - In July, UEI commercially launched NevoSL to a distribution network that has now grown to 17 countries around the world. In September, UEI won the Residential Systems coveted RESI award for "Best Product of the Year" at CEDIA 2005 adding to a total of 7 prestigious awards for the product.

     - At the IFA trade show in Berlin in August and September, the largest consumer electronics trade show in the world, UEI launched universal remotes for new segments of the market, digital-antennas for Europe's expanding free-to-air high-definition broadcasting, and new packaging for the Kameleon(TM) line of remotes; in addition to previewing new digital media and home automation products.

     - In October, Denon selected UEI's Kameleon "digital ink"- like technology to supply advanced remote controls for certain models of its high-end amplifiers and tuners to be distributed in the United States, Europe and Asia. The relationship marks a further integration of UEI's technology with high-end consumer electronics partners based in Asia.

     - Received media coverage in multiple publications including the front covers of Business Week and Residential Systems, as well as mentions in O: The Oprah Magazine, Electronic House, PC Magazine, American Express' Departures, T3, and many more publications with a total circulation reaching over 6 million readers. T3, the pre-eminent British gadget and electronics magazine said, "NevoSL may be the best thing for the home since television."

UEI will participate in the Electronic House (EH) Expo November 9-11 in the Anaheim Convention Center and the International Consumer Electronics Show (CES) in January 2006 in the Las Vegas Convention Center.

CONFERENCE CALL INFORMATION

UEI's management team will hold a conference call today at 1:30 p.m. Pacific Time to review financial results and hold a question and answer session for callers. To access the call in the U.S. please dial 800-622-9917 and for international calls dial 706-645-0366, approximately 10 minutes prior to the start of the conference. The conference call will also be broadcast live over the Internet and available for replay for a year at www.uei.com. In addition, a replay of the call will be available via telephone for 2 business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 800-642-1687 and international the number is 706-645-9291. Enter access code 1441176.

ABOUT UNIVERSAL ELECTRONICS

Universal Electronics Inc., based in Southern California, develops firmware and turnkey solutions as well as software designed to enable consumers to wirelessly connect, control and interact with an increasingly complex home environment. The company's primary markets include original equipment manufacturers (OEMs) in consumer electronics and personal computing, as well as multiple system operators in the cable and satellite subscription broadcasting markets. For nearly 20 years, the company has developed a broad portfolio of patented technologies and the industry's leading database of home connectivity software that it licenses to its customers, including many leading Fortune 500 companies. In addition, UEI sells its universal wireless control products and other audio/visual accessories through its European headquarters in The Netherlands, and to distributors and retailers in Europe, Asia, Latin America, South Africa and Australia/New Zealand under the One For All(R) brand name. More information about UEI can be obtained at http://www.uei.com.

SAFE HARBOR STATEMENT

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expressed herein are the following: the failure of the company's business lines to grow and expand in the manner anticipated by the company's management, including the consumer electronics, digital media and CEDIA markets; the growth of, acceptance of and the demand for the company's products and technologies, including new products such as NevoSL and the company's home connectivity line of products, in various markets and geographical regions, including the subscription broadcasting cable, satellite, consumer electronics, retail, home automation, automotive, and cellular industries, not materializing as believed by the company's management; the failure of the seasonal increase in retail sales to occur as expected by the company; the effect the Euro and other foreign currencies has on the company's results; compared to the U.S. Dollar; the possible dilutive effect the company's stock option programs may have on the company's EPS and stock price; the inability of the company to deliver the NevoSL and the company's home connectivity line of products at the time and in the quantities anticipated by the company's management; and other factors listed from time to time in the company's press releases and SEC filings. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                                - Tables Follow -

                           UNIVERSAL ELECTRONICS INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)



                                                     SEPTEMBER 30,      DECEMBER 31,
                                                         2005               2004
                                                     -------------      ------------
                        ASSETS

Current assets:
  Cash and cash equivalents                            $  42,340         $  42,472
  Accounts receivable, net                                36,856            38,433
  Inventories, net                                        23,370            23,862
  Prepaid expenses and other current assets                3,973             2,237
  Income tax receivable                                      423             1,158
  Deferred income taxes                                    3,467             3,216
                                                       ---------         ---------
     Total current assets                                110,429           111,378

Equipment, furniture and fixtures, net                     4,348             3,732
Goodwill                                                  10,502            10,655
Intangible assets, net                                     6,166             6,550
Other assets                                                 371             2,935
Deferred income taxes                                      4,876             5,035
                                                       ---------         ---------
     Total assets                                        136,692         $ 140,285
                                                       =========         =========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $  20,677         $  17,559
  Accrued income taxes                                     5,680             4,267
  Accrued compensation                                     2,566             5,914
  Other accrued expenses                                   8,184             8,557
                                                       ---------         ---------
     Total current liabilities                            37,107            36,297
Deferred income taxes                                        101               107
Deferred Revenue                                             415
                                                       ---------         ---------
       Total liabilities                                  37,623            36,404

Stockholders' equity:
  Common stock                                               168               166
  Paid-in capital                                         81,644            78,872
  Accumulated other comprehensive income                  (4,232)            3,571
  Retained earnings                                       51,471            45,293
  Deferred stock-based compensation                         (244)             (168)
  Common stock held in treasury                          (29,738)          (23,853)
                                                       ---------         ---------
     Total stockholders' equity                           99,069           103,881
                                                       ---------         ---------
     Total liabilities and stockholders' equity          136,692         $ 140,285
                                                       =========         =========

                           UNIVERSAL ELECTRONICS INC.
                         CONSOLIDATED INCOME STATEMENTS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                       THREE MONTHS ENDED                  NINE MONTHS ENDED
                                          SEPTEMBER 30,                      SEPTEMBER 30,
                                   ---------------------------         ---------------------------
                                     2005              2004               2005             2004
                                   ---------         ---------         ---------         ---------
Net sales                          $  46,206         $  40,047         $ 132,030         $ 106,669

Cost of sales                         29,212            24,254            83,601            65,333
                                   ---------         ---------         ---------         ---------

Gross profit                          16,994            15,793            48,429            41,336

Research and development               1,782             1,841             4,952             4,092

Selling, general and
    administrative expenses           11,541            10,656            37,147            29,451
                                   ---------         ---------         ---------         ---------

Operating expenses                    13,323            12,497            42,099            33,543
                                   ---------         ---------         ---------         ---------

Operating income                       3,671             3,296             6,330             7,793

Interest income, net                    (287)             (261)             (639)             (525)

Other expense (income), net              118               551            (2,131)               57
                                   ---------         ---------         ---------         ---------


Income before income taxes             3,840             3,006             9,100             8,261

Provision for income taxes            (1,063)           (1,078)           (2,922)           (2,867)
                                   ---------         ---------         ---------         ---------

Net income                         $   2,777         $   1,928         $   6,178         $   5,394
                                   =========         =========         =========         =========

Earnings per share:

     Basic                         $    0.21         $    0.14         $    0.46         $    0.40
                                   =========         =========         =========         =========
     Diluted                       $    0.20         $    0.14         $    0.44         $    0.39
                                   =========         =========         =========         =========
Shares used in computing
  earnings per share:

     Basic                            13,391            13,496            13,459            13,566
                                   ---------         ---------         ---------         ---------
     Diluted                          13,918            14,029            13,995            14,002
                                   =========         =========         =========         =========


                                       ###

                           UNIVERSAL ELECTRONICS INC.
        RECONCILIATION OF THIRD QUARTER 2005 YTD PRO FORMA, GAAP RESULTS
                    (In thousands, except per share amounts)
                                   (Unaudited)

The following table reconciles UEI's pro forma financial results for the third quarter of 2005 YTD, which excludes the write down of a certain receivable as well as the related tax effect, to its actual financial results in accordance with generally accepted accounting principles.

                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                              SEPTEMBER 30,                  SEPTEMBER 30,
                                       ------------------------        -------------------------
                                         2005            2004            2005             2004
                                       --------        --------        --------         --------
Net income, as reported
   according to GAAP                   $  2,777        $  1,928        $  6,178         $  5,394
Plus:
   Balance write down                         0               0           1,592                0
Less:
    Tax effect of excluding the
    write down                                0               0            (201)               0
                                       --------        --------        --------         --------
Pro forma net income                   $  2,777        $  1,928        $  7,569         $  5,394
                                       ========        ========        ========         ========

GAAP earnings per share
      Diluted                          $   0.20        $   0.14        $   0.44         $   0.39
                                       ========        ========        ========         ========

Pro forma earnings per share:
      Diluted                          $   0.20        $   0.14        $   0.54         $   0.39
                                       ========        ========        ========         ========

Shares used in computing
earnings per share:
     Diluted                             13,918          14,029          13,995           14,002
                                       ========        ========        ========         ========


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